Media Contact: Phil Wallis ph: (321) 363-5113	IR Contact: John Baldissera ph: (800) 368-1217
Or pjwallis@newgenerationbiofuels.com	Or:Rob@wolfeaxelrod.com

New Generation Biofuels Reports Third Quarter 2009 Financial Results

Columbia, Maryland – November 13, 2009 – Renewable fuels provider New Generation Biofuels Holdings, Inc. (NasdaqCM: NGBF) (“NGBF” or the “Company”) today announced its financial results for the quarter ended September 30, 2009.

Third Quarter Financial Results

New Generation Biofuels reported revenues of $34,412 for the most recent quarter, consisting of additional shipments of fuel under customer contracts.  The Company recognized a net loss of $2.3 million for the three months ended September 30, 2009, substantially unchanged from the $2.4 million net loss for the three months ended September 30, 2008.  For the first nine months of 2009, the Company had net revenues of $77,048, and a net loss of $9.7 million.  The Company was still in the development stage during 2008, and during the first nine months of 2008 had a net loss of $7.4 million.

As of September 30th, the Company had cash on hand of approximately $1.3 million. Net cash used in operating activities was $5.2 million for the nine months ended September 2009, compared to $4.4 million in last year’s comparable period.

Year-to-date Highlights and Accomplishments

•	Completed construction of first commercial-scale plant in Baltimore with an initial 5 million gallons per year capacity.

•	Signed 7 sales contracts for potential customer orders of over 10 million gallons on an annual basis

•	Completed 28 production runs at our Baltimore facility.

•	Produced and delivered 140,000 gallons of biofuel to customers.

•	Streamlined and reduced operating costs by moving our headquarters to Columbia, Maryland, closer to our biofuel production facility.

•	Blended our biofuel with #6 Diesel fuel to diversify our product applications and expand our potential markets.

•
Executed non-binding Letters of Intent (LOI) under which businesses in Costa Rica, Puerto Rico and Canada are evaluating licensing our technology with the intent of constructing biofuel manufacturing facilities and marketing NGBF biofuel.  These LOIs contemplate payment to NGBF of a fee per gallon of fuel produced and sold.

•	Raised $6.4 million in gross proceeds, and $5.8 million in net proceeds, through two common stock equity offerings, providing the Company with additional capital to fund our business plans.

•
Expanded our license agreement with PTJ Bioenergy Holdings Ltd., or PTJ, the licensor of NGBF’s renewable biofuel technology, to capture a cross-licensing royalty equal 5% of PTJ’s revenues outside of our territory, which includes North America, Central America and the Caribbean and a 5% sales commission payable by PTJ to us if we introduce PTJ to a potential customer or otherwise substantially assist PTJ in the making of any sale outside of our territory.

“I am very pleased with the progress New Generation has made over the past two quarters as we focused the business on sales growth and cost control. I am particularly enthusiastic about the demand that we’ve experienced for our product since we opened our production facility in Baltimore, having signed seven contracts and received several repeat orders from these customers after burning our fuel. We are focused on executing our business plan as we continue to transition the business from a development stage enterprise to a commercial business.” said Cary J. Claiborne, President and Chief Executive Officer of New Generation. “We are focused on continuing to optimize our production process and expand the number of feedstocks that can be used to produce our fuels, providing more diverse product applications, such as blending with #6 Diesel, to new and existing customers.”

Webcast and Conference Call
The Company has scheduled a webcast and conference call to discuss its financial results today, November 13, 2009 at 11:00 AM Eastern.  To access the webcast, visit the Investor Relations section of the company's website at http://www.newgenerationbiofuels.com/investor-relations.php.  Interested parties may participate in the conference call by dialing 877-941-6011 (U.S. participants) or 1-480-248-5080 (international participants) 5-10 minutes prior to the start of the call.

A replay of the conference call will be available from 5:00 PM EDT on November 13, 2009 through 11:59 PM EDT on December 14, 2009 by dialing 800-406-7325, access code 4182697.  To access a replay of the webcast, visit the Investor Relations section of the company's website at http://www.newgenerationbiofuels.com/investor-relations.php.

About New Generation Biofuels, Holdings, Inc.
New Generation Biofuels is a renewable fuels provider. New Generation Biofuels holds an exclusive license for North America, Central America and the Caribbean to commercialize proprietary technology to manufacture alternative biofuels from plant oils and animal fats that it markets as a new class of biofuel for power generation, commercial and industrial heating and marine use. The Company believes that its proprietary biofuel can provide a lower cost, renewable alternative energy source with significantly lower emissions than traditional fuels. New Generation Biofuels’ business model calls for establishing direct sales from manufacturing plants that it may purchase or build and sublicensing its technology to qualified licensees.

Forward Looking Statements
This news release contains forward-looking statements. These forward-looking statements concern our operations, prospects, plans, economic performance and financial condition and are based largely on our current beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements The risks and uncertainties related to our business include all the risks attendant a development stage business in the volatile energy industry, including, without limitation, the risks set forth under the caption "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in subsequent filings with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NEW GENERATION BIOFUELS HOLDINGS, INC.
Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,300,728	$1,476,246
Accounts receivable	18,237	22,943
Related party receivables	77,820	-
Inventory	11,708	-
Prepaid expenses	373,064	195,369
Total current assets	1,781,557	1,694,558

Property and equipment – net	914,150	378,946
Other assets – net	390,452	392,208
License agreement- net	5,805,106	6,267,460
TOTAL ASSETS	$8,891,265	$8,733,172

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,393,546	$1,385,311
Loan payable-related party	50,000	50,000
License agreement payable-current portion
(net of unamortized discount of $205,584 and $71,270)	794,416	928,730
Accrued dividend on preferred stock	1,068,388	765,369
Total current liabilities	3,306,350	3,129,410

License agreement payable
(net of unamortized discount of $991,126 and $1,464,132)	3,008,874	3,535,868

Total Liabilities	6,315,224	6,665,278

Stockholders' equity:
Series A Cumulative Convertible Preferred Stock: $100 stated value, 300,000 shares authorized, 18,400 and 26,400 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	710,970	1,020,087
Series B Cumulative Convertible Preferred Stock: $100 stated value, 250,000 shares authorized, 53,660 and 72,126 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	3,671,440	5,023,429
Common stock, $0.001 par value, 100,000,000 shares authorized; 29,161,473 and 19,299,168 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	29,162	19,299
Additional paid-in-capital	44,240,211	29,889,220
Accumulated deficit	(46,075,742)	(33,884,141)
Total stockholders' equity	2,576,041	2,067,894
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,891,265	$8,733,172

The accompanying notes are an integral part of these consolidated financial statements.

NEW GENERATION BIOFUELS HOLDINGS, INC.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended September 30, 2009	For the Three Months Ended September 30, 2008	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008

Net revenue	$34,412	$-	$77,048	$-

Cost of revenues (including depreciation and amortization for the three and nine months ended September 30, 2009 and 2008 of $178,670, $511,282, $- and $-, respectively)	584,745	-	1,391,240	-

Gross loss	(550,333)	-	(1,314,192)	-

Operating expenses:
Research and development expenses	73,126	497,773	363,160	840,545
General and administrative expenses	2,279,523	1,739,009	6,775,806	5,787,887
Legal settlement	-	-	-	359,595
Total operating expenses	2,352,649	2,236,782	7,138,966	6,988,027

Loss from operations	(2,902,982)	(2,236,782)	(8,453,158)	(6,988,027)

Interest income	1,294	10,525	2,951	27,114
Interest expense	(119,029)	(136,138)	(338,692)	(422,758)

Gain on debt extinguishment	-	-	241,500	-
(Loss) gain on fair value adjustment	736,211	-	(1,129,277)	(30,169)

Net loss	(2,284,506)	(2,362,395)	(9,676,676)	(7,413,840)

Dividends to Preferred stockholders	(167,919)	(225,976)	(4,549,741)	(3,476,201)

Net loss available to common shareholders	$(2,452,425)	$(2,588,371)	$(14,226,417)	$(10,890,041)

Basic and diluted net loss per share	$(0.09)	$(0.14)	$(0.58)	$(0.59)

Weighted average number of shares outstanding	28,465,378	18,882,266	24,345,980	18,585,469

The accompanying notes are an integral part of these consolidated financial statements.

NEW GENERATION BIOFUELS HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)
	For the Nine Months ended September 30, 2009	For the Nine Months ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,676,676)	$(7,413,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	68,747	1,190
Loss on disposal of fixed assets	70,423	-
Amortization of license	462,354	-
Amortization of discount	338,692	422,758
Compensation expense associated with stock options, stock and restricted stock	2,048,989	1,538,212
Compensation expense associated with accrued stocks and warrants	-	85,626
Stock optionsissued to non-employees for services	25,951	588,826
Penalty share expense	-	230,277
Warrant expense related to legal settlement	-	359,595

Loss on fair value adjustment	1,129,277	30,169
Gain on debt extinguishment	(241,500)	-
Amortization of prepaid consulting fee	400,625	-
Changes in operating assets and liabilities:

Accounts receivable	4,706	-
Inventory	(11,708)	-
Prepaid expenses	22,619	(75,783)
Other assets	(15,180)	(82,031)
Accounts payable and accrued expenses	132,969	(61,644)
Net cash used in operating activities	(5,239,712)	(4,376,645)
CASH FLOWS FROM INVESTING ACTIVITIES:
Related party receivables	(77,820)	-
Purchase of property and equipment	(657,438)	(133,157)

Cash used in investing activities	(735,258)	(133,157)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for license agreement payable	-	(1,000,000)
Proceeds from issuances of common stock, net	5,799,452	-
Proceeds from private offering issuance of preferred stock, net of costs	-	7,187,650
Proceeds from the exercise of warrants	-	457,080
Net cash provided by financing activities	5,799,452	6,644,730
Net (decrease) in cash and cash equivalents	(175,518)	2,134,928
Cash and cash equivalents - beginning of period	1,476,246	1,644,145
Cash and cash equivalents - end of period	$1,300,728	$3,779,073

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Accrued dividends on preferred stock	$544,580	$512,206
Issuance of restricted stock to non-employees for prepaid consulting services	$117,500	$-
Issuance of warrants to non-employees for prepaid consulting services	$483,439	$-
Common stock warrant liability	$1,361,380	$-
Reclassification of warrant liability in connection with waiver of antidilution provision	$2,571,989	$-
Reclassification of warrant liability in association with antidilution triggering event	$126,730	$-
Cumulative effect of reclassification of warrants (ASC Topic 815)	$208,062	$-
Common stock issued for payment of license agreement payable	$758,500	$-
Common stock issued for payment of accounts payable and accrued expenses	$25,000	$-
Warrants issued for payment of accounts payable and accrued expenses	$99,732	$-
Accrued preferred stock dividends converted into shares of common stock	$241,563	$-
Deemed dividend related to beneficial conversion feature on Series B Preferred Stock	$4,005,161	$-
Conversion of Series A preferred stock to common stock	$309,117	$-
Conversion of Series B preferred stock to common stock	$1,351,989	$-

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